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                                                                   EXHIBIT 99(A)

                          CONSENT OF NOMINEE DIRECTOR

    I, R. Carl Benna, hereby consent to being named in the Proxy Statement-Prospectus included in the Registration Statement to which this consent is an exhibit as a person who will become, subject to my appointment by the Board of Directors of Mercantile Bankshares Corporation (the "Company"), a director of the Company effective upon the closing of the merger of F&M Bancorp and the Company.

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                                                                    /s/ R. Carl Benna
                                                              ----------------------------
                                                                      R. Carl Benna
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Dated: May 29, 2003